Exhibit 99.1

GAUCHO GROUP HOLDINGS, INC. STRENGTHENS LEADERSHIP WITH APPOINTMENT OF DAVID REINECKE TO BOARD OF DIRECTORS

Strategic Appointment Underscores Commitment to Leveraging New Opportunities in Argentina’s Evolving Market Landscape

MIAMI, FL / August 22, 2024 / Gaucho Group Holdings, Inc. (NASDAQ: VINO), a company that includes a growing collection of e-commerce platforms with a concentration on fine wines, luxury real estate, and leather goods and accessories (the “Company” or “Gaucho Holdings”), today announced the appointment of David Reinecke to the Company’s Board of Directors effective August 16, 2024. Mr. Reinecke replaces Peter J.L. Lawrence, who retired from the Board on August 16, 2024.

Mr. Reinecke brings extensive experience in global finance, strategy, and corporate development to Gaucho Holdings. Currently, he is the Chief Financial Officer and serves as a member of the Executive Board of DEAG Deutsche Entertainment AG (“DEAG”), where he has been instrumental in driving the company’s financial and operational strategies, as well as in managing its expansion into new markets. Mr. Reinecke’s background also includes significant roles at leading corporate and investment banks, such as Morgan Stanley, Credit Suisse, and N26, where he has specialized in mergers and acquisitions, debt and equity capital markets, fund raising, and strategic advisory services. His expertise in these areas is expected to be invaluable to Gaucho Holdings as the Company navigates the evolving economic landscape in Argentina.

Gaucho Holdings believes Mr. Reinecke’s strategic insight and financial acumen will complement the Company’s ongoing efforts to expand its presence in the luxury markets of Argentina. The real estate market in Argentina, including the reemergence of mortgages, presents a timely opportunity for Gaucho Holdings to capitalize on the increasing demand for high-quality assets. As a NASDAQ-listed company, Gaucho Holdings is uniquely positioned to participate in the anticipated growth of Argentine asset values and explore new opportunities that align with its long-term vision.

“I have been following Gaucho Holdings’ success story since their inception and feel honored to be officially part of the family,” commented David Reinecke. “With Argentina on the rise, I see tremendous potential for further growth, and I believe Gaucho Holdings is well positioned to capitalize on these opportunities in the future.”

“We are excited to welcome David Reinecke to our Board of Directors,” said Scott Mathis, CEO and Founder of Gaucho Group Holdings, Inc. “David’s deep experience in finance and corporate strategy will be instrumental as we embark on a fresh plan to take advantage of the opportunities being created in the new Argentina. We feel it’s time to double down on all things Argentina, leveraging our existing assets and complementing them with new endeavors to build value and drive growth for our stockholders.”

The Company believes Mr. Reinecke’s addition to the Board will further enhance its ability to execute its strategic initiatives and create value for its stakeholders in the years to come.

About Gaucho Group Holdings, Inc.

For more than ten years, Gaucho Group Holdings, Inc. (gauchoholdings.com) has been committed to identifying and developing opportunities within Argentina’s undervalued luxury real estate and consumer marketplace. The company has positioned itself to capitalize on the rapid growth of global e-commerce across multiple market sectors, with the aim of becoming a leader in diversified luxury goods and experiences in sought-after lifestyle industries and retail landscapes. With a focus on fine wines (algodonfinewines.com & algodonwines.com.ar), hospitality (algodonhotels.com), and luxury real estate (algodonwineestates.com) associated with the Algodon brand, as well as the leather goods, ready-to-wear, and accessories of the fashion brand Gaucho – Buenos Aires™ (gaucho.com), Gaucho Holdings celebrates the contemporary expression of Argentina’s vibrant and distinctive lifestyle.

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, changes to exchange rates and their impact on the Company, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy, and other plans and objectives for future operations, are forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks, and uncertainties and are not (and should not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on Edgar. The Company disclaims any obligation to update any forward-looking statement made here.

Media Relations:

Gaucho Group Holdings, Inc.

Rick Stear

Director of Marketing

212.739.7669

rstear@gauchoholdings.com